Exhibit 99.1

PLBY Group Reports Third Quarter 2021
Financial Results

Third Quarter 2021 Revenue Grew 67% Year-Over-Year to $58.4 Million

LOS ANGELES – November 15, 2021 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today provided financial results for the third quarter ended September 30, 2021.

Ben Kohn, Chief Executive Officer of PLBY Group, stated, “I’m thrilled to report another successful quarter with a 67% increase in revenue, compared to the prior year, driven by continued strength in both direct-to-consumer and licensing. We’ve made meaningful progress against the three pillars of our strategic roadmap: expanding our U.S. direct-to-consumer commerce business, optimizing our licensing partnerships in key territories and categories, and driving new recurring revenue growth initiatives with a focus on innovative digital offerings such as our soon-to-launch creator-led platform, CENTERFOLD, and our NFT Rabbitars, which we plan to develop into a membership experience.”

Mr. Kohn continued, “With the direct-to-consumer infrastructure we’ve put in place over the past year, we are now well-positioned to expand our consumer offerings into membership services to drive significant lifetime value. We’re very excited to soon launch CENTERFOLD, our new creator-led platform that will empower the creative and influencer community to interact directly with their fans and build their own recurring revenue businesses. Our recent acquisition of the Dream platform, and its technology team, will accelerate our timeline to market, and provide crucial in-house development resources to help us scale quickly.”

Third Quarter 2021 Financial Highlights
•Revenue grew 67% year-over-year, to $58.4 million, despite over $5 million of lost revenue due to COVID-related closures and supply chain impacts.
•Direct-to-consumer revenue grew 139% year-over-year, to $36.0 million, and licensing revenue grew 14% year-over-year, to $16.9 million.
•Adjusted EBITDA was $5.2 million and net loss was $7.7 million, largely driven by $9.8 million of non-recurring expenses related to the acquisition of Honey Birdette and ongoing expenses associated with being a newly public company.

Webcast Details
The Company will host a webcast at 5:00 p.m. Eastern Time today to discuss the third quarter 2021 financial results. Participants may access the live webcast on the events section of the PLBY Group, Inc. Investor Relations website at https://www.plbygroup.com/investors/events-and-presentations.

About PLBY Group, Inc.
PLBY Group connects consumers around the world with products, services, and experiences to help them look good, feel good, and have fun. PLBY Group serves consumers in four major categories: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable, iconic brands in the world, driving billions of dollars in consumer spending annually across approximately 180 countries. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its acquisitions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the Company’s business combination, recent acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business, and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues	$58,356	$35,004	$150,887	$101,335
Costs and expenses:
Cost of sales	(25,221)	(16,062)	(67,920)	(51,710)
Selling and administrative expenses	(38,645)	(14,460)	(96,206)	(40,187)
Related party expenses	—	(257)	(250)	(757)
Total costs and expenses	(63,866)	(30,779)	(164,376)	(92,654)
Operating (loss) income	(5,510)	4,225	(13,489)	8,681
Nonoperating (expense) income:
Interest expense	(3,622)	(3,417)	(9,172)	(10,073)
Loss on extinguishment of debt	—	—	(1,217)	—
Other (expense) income, net	(47)	74	695	103
Total nonoperating expense	(3,669)	(3,343)	(9,694)	(9,970)
(Loss) income before income taxes	(9,179)	882	(23,183)	(1,289)
Benefit (expense) from income taxes	1,480	384	1,571	(3,470)
Net (loss) income	(7,699)	1,266	(21,612)	(4,759)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—	—
Net (loss) income attributable to PLBY Group, Inc.	$(7,699)	$1,266	$(21,612)	$(4,759)
Net (loss) income per share, basic	$(0.18)	$0.06	$(0.60)	$(0.22)
Net (loss) income per share, diluted	$(0.18)	$0.05	$(0.60)	$(0.22)
Weighted-average shares used in computing net (loss) income per share, basic	41,877,232	22,273,633	36,179,795	22,153,946
Weighted-average shares used in computing net (loss) income per share, diluted	41,877,232	25,377,878	36,179,795	22,153,946

PLBY Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$67,849	$13,430
Restricted cash	2,215	2,130
Receivables, net of allowance for doubtful accounts	9,534	6,601
Inventories, net	35,665	11,788
Stock receivable	—	4,445
Prepaid expenses and other current assets	17,079	8,822
Total current assets	132,342	47,216
Restricted cash	4,130	—
Property and equipment, net	26,104	5,203
Intangible assets, net	418,057	339,032
Goodwill	236,925	504
Contract assets, net of current portion	17,582	7,159
Other noncurrent assets	14,262	13,013
Total assets	$849,402	$412,127
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,615	$8,678
Accrued salaries, wages, and employee benefits	4,015	4,870
Deferred revenues, current portion	11,079	11,159
Long-term debt, current portion	2,799	4,470
Contingent consideration	23,659	—
Convertible promissory notes	—	6,230
Other current liabilities and accrued expenses	31,047	18,556
Total current liabilities	91,214	53,963
Deferred revenues, net of current portion	32,910	43,792
Long-term debt, net of current portion	226,507	154,230
Deferred tax liabilities, net	94,203	74,909
Other noncurrent liabilities	6,948	2,422
Total liabilities	451,782	329,316
Commitments and contingencies (Note 13)
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity:
Common stock, $0.0001 par value per share, 150,000,000 shares authorized, 41,532,149 shares issued and 40,832,149 shares outstanding as of September 30, 2021; 20,626,249 shares issued and outstanding as of December 31, 2020	4	2
Treasury stock, at cost, 700,000 shares and 0 shares as of September 30, 2021 and December 31, 2020	(4,445)	—
Additional paid-in capital	505,618	161,033
Accumulated other comprehensive loss	(3,721)	—
Accumulated deficit	(99,628)	(78,016)
Total stockholders’ equity	397,828	83,019
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$849,402	$412,127

EBITDA Reconciliation

This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA”, and Adjusted EBITDA, which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). “EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

In addition to adjusting for non-cash stock-based compensation, we typically adjust for nonoperating expenses and income, such as management fees paid to our largest stockholder, merger related bonus payments, non-recurring special projects including the implementation of internal controls, expenses associated with financing activities, acquisition related inventory step-up amortization and costs, the expense associated with reorganization and severance resulting in the elimination or rightsizing of specific business activities or operations as we transform from a print and digital media business to a commerce centric business.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles the Company’s net income (loss) to EBITDA and Adjusted EBITDA:

GAAP Net Income (Loss) to Adjusted EBITDA Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net (loss) income	$(7,699)	$1,266	$(21,612)	$(4,759)
Adjusted for:
Interest expense	3,622	3,417	9,172	10,073
Loss on extinguishment of debt	—	—	1,217	—
Benefit (expense) from income taxes	(1,480)	(384)	(1,571)	3,470
Depreciation and amortization	2,260	529	4,022	1,703
EBITDA	(3,297)	4,828	(8,772)	10,487
Adjusted for:
Stock-based compensation	365	402	4,224	2,496
Reduction in force expenses	—	24	—	2,801
Nonrecurring items	932	1,763	8,432	1,880
Amortization of inventory step-up	2,148	—	4,398	3,230
Contingent consideration fair value remeasurement	(1,681)	—	(1,681)	—
Management fees and expenses	—	257	250	757
Nonoperating expenses	—	11	—	113
Acquisition related costs	6,685	—	10,903	—
Adjusted EBITDA	$5,152	$7,285	$17,754	$21,764